Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Perma-Pipe International Holdings, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint SALEH SAGR and/or MATTHEW E. LEWICKI, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the Company's filing of an annual report on Form 10-K for the Company's fiscal year ended January 31, 2026, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company, as indicated below his or her signature, to the Form 10-K, and any amendment thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 16th day of April 2026.

/s/ Saleh Sagr, Saleh Sagr, President, Chief Executive Officer, and Director (Principal Executive Officer)	/s/ Jon C. Biro John C. Biro, Director, Chairman of the Board of Directors

/s/ Matthew E. Lewicki Matthew E. Lewicki, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	/s/ Ibrahim Jaham Al Kuwari Ibrahim Jaham Al Kuwari, Director

/s/ Richard M. Sherrill Richard M. Sherrill, Director

/s/ Nancy Zakhour Nancy Zakhour, Director